As filed with the Securities and Exchange Commission on December 5, 2019	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5034161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of Principal Executive Offices) (Zip Code)

Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, As Amended

(Full title of the plan)

Kemper Isely

Chairman and Co-President

Natural Grocers by Vitamin Cottage, Inc.

12612 West Alameda Parkway

Lakewood, Colorado 80228

(303) 986-4600

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Lucy Schlauch Stark, Esq. Partner Holland & Hart LLP 555 17th Street, Suite 3200 Denver, Colorado 80202 (303) 295-8000	John S. Fischer, Esq. General Counsel Natural Grocers by Vitamin Cottage, Inc. 12612 West Alameda Parkway Lakewood, Colorado 80228 (303) 986-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	600,000 shares(2)	$9.33(3)	$5,598,000(3)	$726.62

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of Registrant’s common stock, $0.001 par value per share (“Common Stock”), that become issuable under the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, as amended (the “2012 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2)	Represents 600,000 additional shares of Common Stock that are reserved for issuance under the 2012 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act on the basis of $9.33 per share, the average of the high and low prices of the Registrant’s common stock on December 2, 2019, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Registration of Additional Shares of Common Stock Under the 2012 Plan; Extension of Term of 2012 Plan

This registration statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 600,000 shares of common stock, $0.001 par value per share (“Common Stock”), of Natural Grocers by Vitamin Cottage, Inc. (the “Registrant”) issuable under the Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, as amended (the “2012 Plan”). Such additional shares of Common Stock are in addition to the 1,090,151 shares of Common Stock registered on the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2012 (Commission File No. 333-182886) (the “Prior Registration Statement”).

The 2012 Plan is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on January 18, 2019. On March 6, 2019, at the Company’s 2019 Annual Meeting of Stockholders, the Company’s stockholders approved amendments to the 2012 Plan pursuant to which, effective as of that date: (i) the aggregate number of shares of Common Stock available for issuance under the 2012 Plan was increased by 600,000 shares and (ii) the term of the 2012 Plan was extended by five years, through July 19, 2027.

Incorporation by Reference

This registration statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this registration statement, except as amended, modified or superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)     The contents of the Prior Registration Statement;

(b)     The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2019, filed with the Commission on December 5, 2019;

(c)     The description of the Company’s Common Stock filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2019, filed with the Commission on December 5, 2019, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this registration statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this registration statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8.     EXHIBITS

Exhibit Number	Description	Form	File No.	Exhibit Number	Filing Date
3.1	Amended and Restated Certificate of Incorporation	Form S-1/A	333-182186	3.1	July 5, 2012
3.2	Amended and Restated Bylaws	Form S-1/A	333-182186	3.2	July 5, 2012
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen Common Stock Certificate	Form S-1/A	333-182186	4.2	July 20, 2012
4.3	Form of Notice of Grant of Stock Unit Award	Form S-8	333-182886	4.2	July 27, 2012
4.4	Form of Registration Rights Agreement	Form S-1/A	333-182186	4.3	July 5, 2012
4.5	Form of Notice of Stock Grant Award	10-K	333-182186	4.5	December 5, 2019
4.6	Description of Capital Stock	10-K	333-182186	4.6	December 5, 2019
5.1	Opinion letter of Holland & Hart LLP	—	—	—	—
10.49	Natural Grocers by Vitamin Cottage, Inc. 2012 Omnibus Incentive Plan, as amended	8-K	001-35608	10.49	March 8, 2019
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)	—	—	—	—
23.2	Consent of KPMG LLP	—	—	—	—

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on this 5th day of December, 2019.

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ KEMPER ISELY
Kemper Isely,
Co-President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kemper Isely and Heather Isely, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KEMPER ISELY	(Principal Executive Officer, Co-President,
Kemper Isely	Director)	December 5, 2019

/s/ ZEPHYR ISELY	(Principal Executive Officer, Co-President,
Zephyr Isely	Director)	December 5, 2019

/s/ TODD DISSINGER	(Principal Financial and Accounting Officer,
Todd Dissinger	Chief Financial Officer)	December 5, 2019

/s/ ELIZABETH ISELY	Director
Elizabeth Isely		December 5, 2019

/s/ HEATHER ISELY	Director
Heather Isely		December 5, 2019

Director
Michael Campbell

/s/ EDWARD CERKOVNIK	Director
Edward Cerkovnik		December 5, 2019

/s/ RICHARD HALLé	Director
Richard Hallé		December 5, 2019

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